The Edgar M. Bronfman IDB Trust A under the 1942 EMBT Donation dated May 1,
1942

The Edgar M. Bronfman Non-IDB Trust A under the 1942 EMBT Donation dated May 1, 1942

The Edgar M. Bronfman IDB Trust B under the 1942 EMBT Donation dated May 1, 1942

The Edgar M. Bronfman Non-IDB Trust B under the 1942 EMBT Donation dated May 1, 1942

The Edgar M. Bronfman IDB Trust C under the 1942 EMBT Donation dated May 1,
1942

The Edgar M. Bronfman Non-IDB Trust C under the 1942 EMBT Donation dated May 1, 1942

The Edgar M. Bronfman IDB Trust D under the 1942 EMBT Donation dated May 1, 1942

The Edgar M. Bronfman Non-IDB Trust D under the 1942 EMBT Donation dated May 1, 1942

The Edgar M. Bronfman IDB Trust E under the 1942 EMBT Donation dated May 1, 1942

The Edgar M. Bronfman Non-IDB Trust E under the 1942 EMBT Donation dated May 1, 1942

The Edgar M. Bronfman IDB Trust F under the 1942 EMBT Donation dated May 1, 1942

The Edgar M. Bronfman Non-IDB Trust F under the 1942 EMBT Donation dated May 1, 1942

The Edgar M. Bronfman IDB Trust G under the 1942 EMBT Donation dated May 1,
1942

The Edgar M. Bronfman Non-IDB Trust G under the 1942 EMBT Donation dated May 1, 1942

The Samuel Bronfman II Trust under the 1942 EMBT Donation dated May 1, 1942

The Edgar Bronfman, Jr. Trust under the 1942 EMBT Donation dated May 1, 1942

The Holly B. Lev Non-IDB Trust under the 1942 EMBT Donation dated May 1, 1942

The Holly B. Lev IDB Trust under the 1942 EMBT Donation dated May 1, 1942

The Matthew Bronfman Non-IDB Trust under the 1942 Donation dated May 1, 1942

The Matthew Bronfman IDB Trust under the 1942 Donation dated May 1, 1942

The Adam R. Bronfman Non-IDB Trust under the 1942 EMBT Donation dated May 1,
1942

The Adam R. Bronfman IDB Trust under the 1942 EMBT Donation dated May
1, 1942

The Sara R. Bronfman Trust under the 1942 EMBT Donation dated May 1, 1942

The Clare W. Bronfman Trust under the 1942 EMBT Donation dated May 1, 1942

Trustees' Delegation of Power to Sign on Behalf of Trusts under the Edgar Miles Bronfman Trust

     WHEREAS,

     1. By an Indenture of Trust executed by Samuel Bronfman, as Donor, on May 1, 1942, before H.E. Herschorn, a Notary for the Province of Quebec, practicing in the City of Montreal, under No. 11,690 of his original Minutes and duly registered at the Registry Office for the Registration Division of Montreal under the number 523232, trusts were created for the benefit of Edgar Miles Bronfman and others (the "Edgar Miles
Bronfman Trust"). The trusts under the Edgar Miles Bronfman Trust are listed on Schedule A hereto;


     2, Edgar M. Bronfman, Edgar Bronfman, Jr., Matthew Bronfman, Mildred Kalik, John S. Weinberg, Mayo A. Shattuck III, and EBC Fiduciary Company are the seven currently acting Trustees of the trusts under the Edgar Miles Bronfman Trust; and

     3. Each of the undersigned would like to delegate his, her, or its power to sign documents with respect to each trust under the Edgar Miles Bronfman Trust to any one of the other Trustees of such trust under the Edgar Miles Bronfman Trust.

     NOW, THEREFORE, each of the undersigned hereby delegates his or her power, as Trustee of each trust under the Edgar Miles Bronfman Trust, to sign any document, to any one of the other currently acting Trustees who is acting as a Trustee of such trust under the Edgar Miles Bronfman Trust at the time of signing on behalf of the delegator. Each Trustee to whom this power is given is authorized, for and on behalf and in the name of each trust under the Edgar Miles Bronfman Trust, to execute and deliver on behalf of each of the undersigned, as Trustee of such trust, all documents required to effectuate any decision of the Trustees and to execute and deliver such further agreements and documents and to do such other acts and things as may be necessary or appropriate to give effect to the foregoing and to these presents.
                 This delegation shall not be revoked, except by a written revocation that refers specifically to this delegation.


        Dated:       4/7,  2005               /s/  Edgar Miles Bronfman
                                             -----------------------------
                                             Edgar Miles Bronfman

        Dated:       4/7,  2005               /s/ Edgar Bronfman, Jr.
                                             -----------------------------
                                             Edgar Bronfman, Jr.

        Dated:       4/7,  2005               /s/ Matthew Bronfman
                                             -----------------------------
                                             Matthew Bronfman

        Dated:       4/11, 2005               /s/ Mildred Kalik
                                             -----------------------------
                                             Mildred Kalik

        Dated:       4/22, 2005               /s/ Mayo A. Shattuck III
                                             -----------------------------
                                             Mayo A. Shattuck III

        Dated:       4/14, 2005               /s/ John S. Weinberg
                                             -----------------------------
                                             John S. Weinberg

        Dated:       4/7,  2005
                                             -----------------------------
                                             EBC Fiduciary Company

                                             By:

                                              /s/ Samuel Bronfman II
                                             -----------------------------